Exhibit 10.48
AMENDMENT NO. 2025-1 TO THE
COOPER-STANDARD AUTOMOTIVE INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    Cooper-Standard Automotive Inc. (the “Company”) hereby adopts this Amendment No. 2025-1 to the Cooper-Standard Automotive Inc. Supplemental Executive Retirement Plan (the “Plan”).
RECITALS

    WHEREAS, the Company has adopted and maintains the Plan, which was originally effective January 1, 2011; and

    WHEREAS, pursuant to Section 10.1 of the Plan, the Company reserved the right to amend the Plan; and

    WHEREAS, the Company desires to amend certain eligibility and benefit accrual provisions of the Plan.

    NOW, THEREFORE, the Plan is hereby amended, effective November 5, 2025, as set forth below:

1.    Section 1.1 of the Plan shall be amended and restated in its entirety to read as follows:

1.1.    Purpose. The purpose of this Plan is, as contemplated by Section 3(36) of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and as contemplated in various Employment Agreements, to compensate for the loss of retirement benefits under the Cooper-Standard Automotive Inc. Salaried Retirement Plan, and/or Company Contributions under the Savings Plan, as a result of certain limitations imposed by the Internal Revenue Code of 1986, as amended (“Code”), or certain provisions in the qualified plans.

This Plan also is intended to replace benefits previously provided to certain Participants by the Cooper-Standard Automotive Inc. Nonqualified Supplementary Benefit Plan as in effect December 31, 2010.

Specifically, the Plan provides benefits for four classes of participants:

1.    Those employees who retain a final average pay benefit (or combination of a final average pay and cash balance benefit) under the Cooper-Standard Automotive Inc. Nonqualified Supplementary Benefit Plan on and after January 1, 2011. Such participants are entitled to a benefit under this Plan based on the Company contributions made on their behalf under the Savings Plan, but calculated without regard to Code Section 401(a)(17) and 415 limits.

2.    Those employees who are participants immediately on January 1, 2011 and who no longer have a benefit under the Cooper-Standard Automotive Inc. Nonqualified Supplementary Benefit Plan on and after January 1, 2011. Such participants are entitled to a benefit under this Plan equal to 1.5, plus a transition multiple of between 0.5 to 1.5, times the rate of Company contributions made on their behalf under the Savings Plan, but calculated without regard to Code Section 401(a)(17) limits. In addition, the account balance benefit of each such participant under the Cooper-Standard Automotive Inc. Nonqualified Supplementary Benefit Plan as of December 31, 2010 is transferred to this Plan and becomes the January 1, 2011 opening account balance hereunder for such participant.

3.    Those employees who initially become eligible to participate after January 1, 2011, excluding employees described in subsection (4) below. Such participants are entitled to a benefit under this Plan equal to 1.5 times the rate of Company contributions made on their behalf under the Savings Plan, but calculated without regard to Code Section 401(a)(17) limits.

4.    Those employees employed at Salary Grade 17 who initially become eligible to participate on or after November 5, 2025. Such participants are entitled to a benefit under this Plan equal to 1.0 times the rate of Company contributions made on their behalf under the Savings Plan but calculated without regard to Code Section 401(a)(17) limits.

For all participants, the allocations credited under the Plan are offset by the Company contributions actually made on their behalf under the Savings Plan during the same period the participant is covered by the Plan.

2.    Section 2.1(l) of the Plan shall be amended and restated in its entirety to read as follows:

(l)    “Eligible Employee” means any Employee who is a participant in the Savings Plan and who is employed in a position with a title of Vice President or higher. Effective November 5, 2025, Eligible Employee shall include any Employee employed at Salary Grade 17.

3.    Section 2.1(q) of the Plan shall be amended and restated in its entirety to read as follows:

(q)    “Retirement Committee” means the Cooper Standard Benefits Plan Committee.

4.    Section 3.1(b) of the Plan shall be amended and restated in its entirety to read as follows:

(b)    Effective Date of Participation.

(1)    All Eligible Employees on January 1, 2011 shall become Participants hereunder effective January 1, 2011.

(2)    Notwithstanding subsection (3) below, all Eligible Employees employed at Salary Grade 17 on November 5, 2025, shall become Participants hereunder effective as of January 1, 2025, or, if later, the date the Employee became employed at Salary Grade 17.

(3)    If an individual becomes an Eligible Employee prior to July 1 of a given year, such individual shall become a Participant hereunder retroactive to January 1 of the Plan Year in which such individual becomes an Eligible Employee. If an individual becomes an Eligible Employee on or after July 1 of a given year, such individual shall become a Participant effective January 1 of the Plan Year following the year he or she became an Eligible Employee, provided such individual remains an Eligible Employee on such January 1 participation date.

5.    Section 4.1 of the Plan shall be amended and restated in its entirety to read as follows:

4.1.    Amount of Supplemental Benefit.

(a)    Amount of Supplemental Benefit for Participants Covered by Supplementary Benefit Plan. A Participant who is a participant in the Cooper-Standard Automotive Inc. Nonqualified Supplementary Benefit Plan on and after January 1, 2011, shall be entitled to receive a Supplemental Benefit equal to the excess of (1) over (2) below for each Plan Year (beginning January 1, 2011) in which such individual is participating in this Plan, aggregated for all such years, as adjusted by the investment return as specified in Section 4.2 below:

(1)    The amount of Company contributions that would be credited to the Participant’s account in such year under the Savings Plan if such amount were computed without giving effect to the limitations imposed by Section 401(a)(17) or Section 415 of the Code, less

(2)    The amount of Company contributions actually credited to the Participant’s account in such year under the Savings Plan.

(b)    Amount of Supplemental Benefit for January 1, 2011 Participants. A Participant who is a Participant on January 1, 2011 and who is not subject to subsection (a) shall be entitled to receive a Supplemental Benefit equal to the sum of the following, as adjusted by the investment return as specified in Section 4.2 below:

(1)    The Participant’s account balance amount as of December 31, 2010 under the Cooper-Standard Automotive Inc. Nonqualified Supplementary Benefit Plan (including the cash balance account for such Participant under Section 4.1(b) of such plan); plus

(2)    For each Plan Year in which such individual is participating in this Plan, aggregated for all such years,

(a)    One and one-half (1½) multiplied by the percentage of Company contributions (determined as a percentage of the Participant’s compensation as defined in the Savings Plan) actually credited to the Participant’s account under the Savings Plan for such Plan Year, multiplied by the Participant’s compensation for such Plan Year (as defined in the Savings Plan, but without regard to any limitations imposed by Code Section 401(a)(17)); plus

(b)    Such Participant’s Transition Benefit Multiple multiplied by the percentage of Company contributions (determined as a percentage of the Participant’s compensation as defined in the Savings Plan) actually credited to the Participant’s account under the Savings Plan for such Plan Year, multiplied by the Participant’s compensation for such Plan Year (as defined in the Savings Plan, but without regard to any limitations imposed by Code Section 401(a)(17)); less

(c)     The Company contributions actually credited to the Participant’s account under the Savings Plan for such Plan Year.

(c)    Amount of Supplemental Benefit for New Participants After January 1, 2011. A Participant who first becomes a participant hereunder after January 1, 2011, excluding Participants described in subsection (d) below, shall be entitled to receive a Supplemental Benefit equal to the sum of the following for each Plan Year in which such individual is participating in this Plan, aggregated for all such years, as adjusted by the investment return as specified in Section 4.2 below:

(1)    One and one-half (1½) multiplied by the percentage of Company contributions (determined as a percentage of the Participant’s compensation as defined in the Savings Plan) actually credited to the Participant’s account under the Savings Plan in such Plan Year, multiplied by the Participant’s compensation for such Plan Year (as defined in the Savings Plan, but without regard to any limitations imposed by Code Section 401(a)(17)), less

(2)    The amount of Company contributions actually credited to the Participant’s account under the Savings Plan in such Plan Year.

(d)    Amount of Supplemental Benefit for New Participants Employed at Salary Grade 17 On and After November 5, 2025. A Participant who is employed at Salary Grade 17 and first becomes a participant hereunder on or after November 5, 2025, ,shall be entitled to receive a Supplemental Benefit equal to the sum of the following for each Plan Year in which such individual is participating in this Plan, aggregated for all such years, as adjusted by the investment return as specified in Section 4.2 below:

(1)    One (1) multiplied by the percentage of Company contributions (determined as a percentage of the Participant’s compensation as defined in the Savings Plan) actually credited to the Participant’s account under the Savings Plan in such Plan Year, multiplied by the Participant’s compensation for such Plan Year (as defined in the Savings Plan, but without regard to any limitations imposed by Code Section 401(a)(17)), less

(2)    The amount of Company contributions actually credited to the Participant’s account under the Savings Plan for such Plan Year.

(e)    Matching Contributions. If a Participant contributes the maximum amount of elective deferrals to the Savings Plan for a Plan Year as permitted under the Savings Plan and/or Code Section 402(g), and the Participant’s matching contributions under the Savings Plan are limited due to the limitations imposed by Code Section 401(a)(17), then the portion of the Participant’s Supplemental Benefit attributable to such matching contributions shall be determined as follows:

(1)    The multiplier set forth in the applicable subsection (a) through (d) above multiplied by the maximum percentage of compensation (as defined in the Savings Plan) a participant could receive as a matching contribution under the Savings Plan for the Plan Year multiplied by the Participant’s compensation for the Plan Year determined without regard to any limitations imposed by Code Section 401(a)(17), less

(2)     The Company matching contribution actually credited to the Participant’s Savings Plan account for the Plan Year.

(f) Allocation Requirements. If there are no Company contributions actually credited to the Participant’s account under the Savings Plan in any calendar year because of the limitations imposed by Section 415 or Section 401(m) of the Code, a Participant shall not be required to be a participant in the Savings Plan in order to be entitled to receive a Supplemental Benefit in the amount determined under (a), (b), (c) or (d) above, which shall be determined as if the Participant had been a participant in the Savings Plan.

6.    Except as provided above, the Plan shall remain in full force and effect as previously adopted and amended.

    This Amendment 2025-1 is executed on this the 5th day of November, 2025.

                    COOPER-STANDARD AUTOMOTIVE INC.

                    By:     /s/ Larry Ott
                        Larry Ott
                        Senior Vice President and
                        Chief Human Resources Officer